SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                          UNITED INDUSTRIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY 10022

CONTACT: SUSAN FEIN ZAWEL
         VICE PRESIDENT CORPORATE COMMUNICATIONS
         (212) 752-8787


            UNITED INDUSTRIAL URGES SHAREHOLDERS TO ELECT THE BOARD'S
                     HIGHLY QUALIFIED NOMINEES AS DIRECTORS

      --COMPANY IS IN ACTIVE DUE DILIGENCE SESSIONS WITH POTENTIAL BUYERS--

New York, NY, September 26, 2002 - United Industrial Corporation (NYSE: UIC) today sent the following letter to its shareholders, urging them to vote for the Board's two nominees, Richard R. Erkeneff and Paul J. ("Page") Hoeper, for reelection as Directors. United Industrial's Annual Meeting is scheduled for October 4, 2002 at 10:00 a.m. (EDT).

Harold Gelb, Chairman of the Board, commented, "We strongly believe that the reelection of Dick Erkeneff, our President and CEO, and Page Hoeper, a prominent defense industry leader, is in the best interests of all United Industrial shareholders. Based on their experience and industry contacts, Dick and Page are eminently qualified to lead the Company forward and through its sales process. Currently, we are actively involved in discussions and due diligence sessions with prospective purchasers, and we believe that the failure to reelect either Dick or Page could disrupt the sales process."



September 25, 2002

Dear United Industrial Shareholder:

United Industrial's Annual Meeting of Shareholders, scheduled for October 4, 2002, is fast approaching. Your vote this year is particularly important. Steel Partners II, L.P., a dissident shareholder that owns 10% of the Company's outstanding stock, has waged a proxy contest to elect a second Steel Partners employee to your Board. If elected, Steel Partners' nominee would replace either your Company's experienced CEO, Dick Erkeneff, or Paul J. ("Page") Hoeper, a former Assistant Secretary of the Army and Deputy Under Secretary of Defense. If successful, Steel Partners would control one-third of your six-member Board, since Warren Lichtenstein, the head of Steel Partners, is already a Director.

We believe that the outcome of this year's election will have important consequences for the Company and its shareholders. That's why we want to make sure you are familiar with the backgrounds of our nominees, and what's at stake.

WE THINK THE CHOICE IS CLEAR:

1. Your Board's nominees, Dick Erkeneff and Page Hoeper, two experienced defense industry executives--one of whom, Dick, has led the Company in creating substantial shareholder value--and both of whom are actively engaged in current efforts to sell the Company.
                                       or

2. Steel Partners' nominee, an employee of Steel Partners with no apparent defense industry experience.

TO SHOW YOUR SUPPORT FOR DICK ERKENEFF AND PAGE HOEPER, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE TODAY.

                  THE EXCELLENT QUALIFICATIONS OF DICK ERKENEFF
                                 AND PAGE HOEPER

As seasoned defense industry professionals, Dick Erkeneff and Page Hoeper are eminently qualified to lead the Company forward and through its sales process. Given the nature of the defense industry, we believe it is particularly important that the Company's negotiating efforts be led by individuals who understand the value of its products to the U.S. Defense Department and can articulate this value to strategic buyers. Here's a snapshot of each of our nominee's experience in the defense industry:

                                  DICK ERKENEFF
                                  -------------

YEARS OF DEFENSE INDUSTRY EXPERIENCE: 44
DEFENSE-RELATED EXPERIENCE:

         o President and CEO of United Industrial since 1995 and President and CEO of AAI Corporation, the Company's primary subsidiary, since 1993. Since Mr. Erkeneff became President and CEO of United Industrial, the Company's stock price has appreciated approximately 235% from $5.87 on October 20, 1995 to $19.81 on September 24, 2002.

         o 35-year career with McDonnell Douglas Corporation, including as President of McDonnell Douglas Electronic Systems Company and Senior Vice President of Defense and Electronic Systems for McDonnell Douglas Aerospace.

DEFENSE INDUSTRY AFFILIATIONS:

         o Mr. Erkeneff serves as Trustee of the National Defense Industrial Association.

         o        He represents AAI Corporation on the Aerospace Industries
                  Association.

         o He is a member of the Association of the United States Army, the Air Force Association, and the Navy League of the United States.

                                   PAGE HOEPER
                                   -----------

YEARS OF DEFENSE INDUSTRY EXPERIENCE: 20
DEFENSE-RELATED EXPERIENCE:

         o Assistant Secretary of the Army (Acquisition, Logistics and Technology), The Army Acquisition Executive and Science Advisor to the Secretary of the Army, May 1998-January 2001.

         o Deputy Under Secretary of Defense (International & Commercial Programs), May 1996-May 1998.

         o        Consultant to the Army Science Board, 2001-2002.

         o        Consultant to the Defense Science Board, 1993-1995.

         o Proprietor, Northshore Consultants, involving consultation on technology, economic, policy and defense matters, 1984-1994.

DEFENSE-RELATED HONORS:

         o Department of the Army Decoration for Distinguished Civilian Service, 2001.

         o        Secretary of Defense Medal for Outstanding Public Service,
                  2001.

         o The President's Award (the Biddle Medal) for contributions to the Association of the U.S. Army, 2000.

         o        Defense Award for Outstanding Achievement, 1997.

         o        Secretary of Defense Medal for Outstanding Public Service,
                  1996.


IN CONTRAST, STEEL PARTNERS' NOMINEE IS AN EMPLOYEE OF STEEL PARTNERS. HE HAS NO APPARENT DEFENSE INDUSTRY EXPERIENCE.

                      WHY YOU SHOULD VOTE--WHAT'S AT STAKE

Over the years, your Board has worked diligently to increase shareholder value. And, we have been successful. Since October 20, 1995, United Industrial's stock price has appreciated by 235%. We believe that a sale of the Company may now be in the best interests of shareholders. We are working with Wachovia Securities toward this goal, and, at this time, we are actively engaged in discussions and due diligence sessions with potential acquirers.

The election of Steel Partners' nominee would result in the replacement of one of our candidates on the Board, which we believe could disrupt the sales process:

o Dick Erkeneff is leading the Company's due diligence sessions with prospective purchasers. If Dick were not reelected to the Board, his credibility with these parties could be seriously undermined.

o Page Hoeper is using his expertise and industry contacts to market the Company to prospective purchasers.

o We believe that the replacement of either Dick or Page on the Board could hurt us at the negotiating table, by sending the wrong signal to prospective buyers regarding the stability of the Company's leadership team.

ALTHOUGH THERE CAN BE NO ASSURANCE, WE BELIEVE THAT THE BEST PRICE FOR THE COMPANY AND THE GREATEST VALUE FOR SHAREHOLDERS CAN BE ACHIEVED BY ALLOWING THE CURRENT SALES PROCESS TO CONTINUE FORWARD UNINTERRUPTED, UNDER THE LEADERSHIP OF DICK ERKENEFF AND PAGE HOEPER.

                         VOTE THE WHITE PROXY CARD TODAY

SEND A MESSAGE THAT YOU SUPPORT YOUR BOARD'S EFFORTS. Based on their experience, Dick Erkeneff and Page Hoeper are, in our opinion, the best candidates to lead the Company forward and through its sales process.

We urge you to make your voice heard by returning the enclosed WHITE proxy card with a vote FOR the Board' s highly qualified nominees, Dick Erkeneff and Page Hoeper. If you have already returned a proxy card and wish to change your vote, you can do so by signing, dating and returning the enclosed WHITE proxy card. If you have any questions, please contact our proxy solicitors, Innisfree M&A, toll-free at (877) 266-1890.

Thank you for your support.


/s/ Harold S. Gelb           /s/ Susan Fein Zawel        /s/ Joseph S. Schneider
Harold S. Gelb               Susan Fein Zawel            Joseph S. Schneider


            /s/ Richard R. Erkeneff           /s/ Paul J. Hoeper
            Richard R. Erkeneff               Paul J. Hoeper


UNITED INDUSTRIAL CORPORATION is a company focused on the design and production of defense, training and energy systems. Its products include unmanned aerial vehicles, training and simulation systems, and automated aircraft test and maintenance equipment. The Company also offers logistical/engineering services for government -owned equipment and manufactures combustion equipment for biomass and refuse fuels.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements.
The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, reference is made to the Company's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

             FOR MORE INFORMATION, PLEASE VISIT UNITED INDUSTRIAL'S
                     WEB SITE AT WWW. UNITEDINDUSTRIAL.COM

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